UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CORESITE REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORESITE REALTY CORPORATION

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT FOR ANNUAL MEETING

TO BE HELD ON MAY 19, 2016

This proxy statement supplement (the “Proxy Supplement”) updates the proxy statement (the “Proxy Statement”) filed by CoreSite Realty Corporation (the “Company”) with the Securities and Exchange Commission on March 31, 2016.  This Proxy Supplement specifically updates the biographical information for Michael R. Koehler on pages 7 and 8 of the Proxy Statement. Since the original filing of the Proxy Statement, the Company became aware that Mr. Koehler commenced employment as Senior Vice President and Chief Information and Chief Digital Officer of Exelon Corporation. Except as updated by this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged.

Michael R. Koehler Biographical Information—Pages 7 and 8 of the Proxy Statement

Michael R. Koehler has served as a director since September 2010. Mr. Koehler currently serves as Senior Vice President and Chief Information and Chief Digital Officer of Exelon Corporation, an electric and gas utility company.  From September 2015 to April 2016, he served as Managing Partner of Volution Partners L.L.C., a management consulting firm specializing in information technology. Mr. Koehler served as Senior Vice President, Global Services, of EMC Corporation, a provider of IT consulting services and hardware, from August 2011 to September 2015. During 2008 and 2009, Mr. Koehler served as Senior Vice President, Americas Region, of Electronic Data Systems Corporation (“EDS”), a division of the Hewlett-Packard Company (“HP”). EDS, a global provider of information technology and business processing outsourcing services, was acquired by HP in 2008. Prior to HP’s acquisition of EDS, Mr. Koehler served as Executive Vice President, Global ITO Services and as Senior Vice President, Infrastructure Technology and Business Process Outsourcing at EDS. During 2007, Mr. Koehler served as Regional Senior Vice President, Europe, Middle East and Africa Operations at EDS, and, from 2006 to 2008, as Enterprise Client Executive, Navy Marine Corps Intranet Account at EDS. From 2004 to 2006, Mr. Koehler served as Chief Operating Officer of The Feld Group, a management information technology consulting firm that was acquired by EDS in 2004. From 1994 to 2001, he held management positions of increasingly greater responsibility at The Feld Group. Mr. Koehler received his B.S. in Industrial Engineering from Texas Tech University. In determining Mr. Koehler’s qualifications to serve on our Board, the Board considered, among other things, Mr. Koehler’s significant experience in the technology consulting and outsourcing industries and extensive operational and strategic planning experience in complex global companies, which provide us with valuable insight into the technology trends that affect our business.